EXHIBIT 99.1

Tanger® Outlets
Earnings Release and
Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

News Release
Tanger Reports Second Quarter Results and Raises Full-Year 2023 Guidance
Grows Occupancy by 70 Basis Points Sequentially and 230 Basis Points Year over Year
Achieves 6th Consecutive Quarter of Positive Rent Spreads
Grand Opening Tanger Nashville on October 27, 2023 at 95% Leased

Greensboro, NC, August 3, 2023, Tanger® Outlets (NYSE:SKT), a leading owner and operator of upscale open-air outlet centers, today reported financial results and operating metrics for the three and six months ended June 30, 2023.

“We are pleased to announce another quarter of strong results that demonstrate the continued execution of our strategic plan to elevate and diversify our tenant mix, drive total rents, and leverage our platform to realize additional growth,” said Stephen Yalof, President and Chief Executive Officer. “Our robust leasing activity – with double-digit rent spreads, occupancy growth and renewal rates trending above our historical average – demonstrates the strength of Tanger’s open-air portfolio. We are increasing our full-year guidance following our better-than-anticipated performance in the quarter and outlook for the remainder of the year.”

Mr. Yalof continued, “We are proactively managing our balance sheet and liquidity to reduce our cost of capital and provide Tanger with the flexibility to execute on our long-term growth strategies and unlock additional value for our shareholders. We are excited to announce the grand opening of our 37th center in Nashville on October 27, 2023 with a diverse mix of sought-after brands, including several new-to-portfolio and new-to-outlet retailers, and are pleased to be raising the range of our expected stabilized yield by 50 basis points.”

Second Quarter Results

•Net income available to common shareholders was $0.23 per share, or $23.9 million, compared to $0.19 per share, or $19.7 million, for the prior year period.
•Funds From Operations (“FFO”) available to common shareholders was $0.47 per share, or $52.4 million, compared to $0.45 per share, or $48.8 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.47 per share, or $52.4 million, compared to $0.45 per share, or $48.8 million, for the prior year period. The prior year period excluded $0.02 per share, or $2.4 million, related to certain executive severance costs, offset by a gain on sale of the corporate aircraft of $0.02 per share, or $2.4 million. The Company does not consider these items indicative of its ongoing operating performance.

Year-to-Date Results

•Net income available to common shareholders was $0.45 per share, or $47.3 million, compared to $0.38 per share, or $40.0 million, for the prior year period.
•FFO available to common shareholders was $0.95 per share, or $104.4 million, compared to $0.90 per share, or $98.2 million, for the prior year period.
•Core FFO available to common shareholders was $0.94 per share, or $103.6 million, compared to $0.90 per share, or $98.3 million, for the prior year period. Core FFO for the first half of 2023 excluded the reversal of previously expensed compensation related to a voluntary executive departure of $0.01 per share, or $0.8 million. Core FFO for the first half of 2022 excluded the executive severance costs and gain on sale of the corporate aircraft discussed above. The Company does not consider these items indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

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Operating Metrics

Key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 97.2% on June 30, 2023, compared to 96.5% on March 31, 2023 and 94.9% on June 30, 2022
•Same center net operating income (“Same Center NOI”), which is presented on a cash basis, increased 4.3% to $83.0 million for the second quarter of 2023 from $79.5 million for the second quarter of 2022 and increased 5.9% to $166.6 million for the first half of 2023 from $157.3 million for the first half of 2022, driven by higher rental revenues from increased base rent and expense recoveries. In addition, Same Center NOI benefited from operating expense efficiencies, expense timing and the mild winter experienced in the first quarter of 2023
•Average tenant sales productivity of $443 per square foot for the twelve months ended June 30, 2023 decreased 0.9% compared to $447 per square foot for the twelve months ended March 31, 2023 and decreased 1.3% from $449 per square foot for the twelve months ended June 30, 2022
•On a same center basis, average tenant sales per square foot of $443 per square foot for the twelve months ended June 30, 2023 decreased 0.9% compared to $447 per square foot for the twelve months ended March 31, 2023 and decreased 1.8% from $451 per square foot for the twelve months ended June 30, 2022
•The occupancy cost ratio (“OCR”), representing annualized occupancy costs as a percentage of tenant sales, was 9.0% for the for the twelve months ended June 30, 2023 compared to 8.8% for the twelve months ended March 31, 2023 and 8.5% for the twelve months ended June 30, 2022
•Lease termination fees (which are excluded from Same Center NOI) for the total portfolio totaled $62,000 for the second quarter of 2023 and $75,000 for the first half of 2023, compared to $35,000 for the second quarter of 2022 and $2.7 million for the first half of 2022

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Transaction Activity

Tanger Nashville, the Company’s newest development, is expected to open on October 27, 2023. The center will be approximately 290,000 square feet and is 95% leased. The Company is increasing its projected stabilized yield to a range of 7.5% to 8.0% from a prior expectation of 7.0% to 7.5% and is updating its estimated total cost to $143 million to $147 million (previously $142 million to $150 million). Through June 30, 2023, Tanger had incurred costs of $89.3 million associated with this development.

The open-air center will offer shopping and dining across seven retail buildings and a unique, placemaking community space. Tanger Nashville reflects the Company’s commitment to diversify and enhance the shopping experience for its customers with over one quarter of the center’s dynamic assortment new to Tanger’s portfolio or first to the outlet channel.

Leasing Activity

For the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, as of June 30, 2023, Tanger has renewals executed or in process for 64.4% of the space scheduled to expire during 2023 compared to 64.5% of expiring 2022 space as of June 30, 2022.

The following key leasing metrics are presented for the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures.

•Total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended June 30, 2023 included 513 leases, totaling over 2.1 million square feet
•Blended average rental rates increased for the sixth consecutive quarter, increasing 13.2% on a cash basis for leases executed for comparable space during the twelve months ended June 30, 2023. These blended rent spreads, which were up 910 basis points year over year, are comprised of re-tenanted rent spreads of 30.9% and renewal rent spreads of 12.1%

Dividend

In July 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.245 per share, payable on August 15, 2023 to holders of record on July 31, 2023.

Balance Sheet and Liquidity

In May 2023, Fitch Ratings assigned a first-time ‘BBB’ long-term issuer default rating to Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, along with a Stable rating outlook. Fitch also assigned a ‘BBB’ rating to Tanger Properties Limited Partnership’s senior unsecured debt, which includes its lines of credit, a term loan and senior notes. As a result, the applicable pricing margins on the Company’s $520 million undrawn unsecured lines of credit and $325 million term loan were each reduced by 25 basis points (including a 5 basis point reduction in the facility fee on the unsecured lines of credit).

In June 2023, the Company refinanced the expiring mortgage at its Texas City, TX (Galveston/Houston) 50%-owned joint venture. The new loan amount is $58.0 million and has an initial maturity date of June 2026 with two one-year extension options available if certain metrics are achieved. The loan is subject to an interest rate of Daily SOFR plus 300 basis points, and the joint venture placed an interest rate swap on half of the outstanding principal that fixes Daily SOFR at 4.44% until December 2025. Tanger’s share of the outstanding debt is $29.0 million.

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of June 30, 2023:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) remained stable at 5.2x for the twelve months ended June 30, 2023 from 5.1x for the year ended December 31, 2022, reflecting incremental Nashville development spending
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) was 4.5x for the first half of 2023 and 4.6x for the twelve months ended June 30, 2023
•Cash and cash equivalents and short-term investments totaled $233.8 million with full availability on the Company’s $520 million unsecured lines of credit
•Total outstanding debt aggregated $1.6 billion with $91.2 million (principal) of floating rate debt, representing approximately 6% of total debt outstanding and 2% of total enterprise value
•Weighted average interest rate was 3.4% and weighted average term to maturity of outstanding debt, including extension options, was approximately 5.2 years
•Approximately 88% of the total portfolio’s square footage was unencumbered by mortgages
•Funds Available for Distribution (“FAD”) payout ratio was 51% for the first half of 2023

As of June 30, 2023, $300 million of the outstanding balance of the Company’s $325 million unsecured term loan, which matures in January 2027 plus a one-year extension, is fixed with interest rate swaps at a weighted average Adjusted SOFR rate of 0.5%. These swaps expire on February 1, 2024. As of August 3, 2023, the Company has entered into $125 million of forward-starting swaps that commence February 1, 2024, with $60 million expiring in February 2026, $40 million expiring in August 2026 and $25 million expiring in January 2027. Collectively, these swaps fix the Adjusted SOFR base rate at a weighted average of 3.4%.

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2023

Based on the Company’s better-than-anticipated performance in the second quarter and its outlook for the remainder of 2023, management is increasing its full-year 2023 guidance with its current expectations for net income, FFO and Core FFO per share for 2023 as follows:

For the year ending December 31, 2023:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.90	$0.97	$0.89	$0.97
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	0.96	0.96	0.94	0.94
Estimated diluted FFO per share	$1.86	$1.93	$1.83	$1.91
Reversal of previously expensed compensation related to executive departure (1)	(0.01)	(0.01)	(0.01)	(0.01)
Estimated diluted Core FFO per share	$1.85	$1.92	$1.82	$1.90
(1)     During the first quarter of 2023, the Company reversed $0.8 million of previously expensed compensation related to a voluntary executive departure.

Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2023:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	3.50%	5.00%	2.75%	4.75%
General and administrative expense, excluding executive departure adjustments (1)	$73	$76	$73	$76
Interest expense	$47	$49	$47	$49
Other income (expense) (2)	$7	$9	$5	$7
Annual recurring capital expenditures, renovations and second generation tenant allowances	$45	$55	$50	$60
(1)     During the first quarter of 2023, the Company reversed $0.8 million of previously expensed compensation related to a voluntary executive departure.
(2)     Includes interest income.

Weighted average diluted common shares are expected to be approximately 106 million for earnings per share and 111 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Second Quarter 2023 Conference Call

Tanger will host a conference call to discuss its second quarter 2023 results for analysts, investors and other interested parties on Friday, August 4, 2023, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tanger.com. A telephone replay of the call will be available from August 4, 2023 at approximately 11:30 a.m. through August 18, 2023 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13739144. An online archive of the webcast will also be available through August 18, 2023.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Evercore ISI’s Real Estate Conference on September 8, 2023 (virtual)
•Bank of America’s Global Real Estate Conference 2023 held at the Westin New York at Times Square in New York, NY on September 12, 2023
•Tour of Tanger Charleston on September 21, 2023 as part of BMO Capital Markets investor tour of Charleston, SC
•Tour of Tanger San Marcos on September 28, 2023 as part of US Bancorp’s 2023 Fixed Income Austin REIT Tour
•Grand Opening of Tanger Nashville on October 27, 2023

About Tanger® Outlets

Tanger Factory Outlet Centers, Inc. (NYSE: SKT), a leading operator of upscale open-air outlet centers, fully or partially owns and/or manages a portfolio of 37 centers, including one center under development. Tanger’s operating centers, which comprise approximately 14 million square feet, are located in 20 states and in Canada and are leased to over 2,700 stores operated by more than 600 different brand name companies. Tanger has more than 42 years of experience in the outlet industry and has been a publicly traded REIT since 1993. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended June 30, 2023. For more information on Tanger, call 1-800-4TANGER or visit tanger.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, the anticipated opening of the Company’s Nashville development and related costs and anticipated yield, expectations regarding operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, participation in upcoming events, uses of and efforts to reduce costs of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Finance and Capital Markets	Tanger@kwtglobal.com
336-856-6066
tangerir@tanger.com

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TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$104,588	$101,409	$208,170	$206,018
Management, leasing and other services	2,122	1,436	4,036	2,963
Other revenues	3,931	2,993	7,378	5,725
Total revenues	110,641	105,838	219,584	214,706
Expenses:
Property operating	33,712	32,697	66,860	69,455
General and administrative (1)	18,304	19,329	35,738	34,796
Depreciation and amortization	25,389	26,220	51,282	52,463
Total expenses	77,405	78,246	153,880	156,714
Other income (expense):
Interest expense	(11,966)	(11,576)	(24,309)	(23,210)
Other income (expense) (2)	2,324	2,576	5,124	2,759
Total other income (expense)	(9,642)	(9,000)	(19,185)	(20,451)
Income before equity in earnings of unconsolidated joint ventures	23,594	18,592	46,519	37,541
Equity in earnings of unconsolidated joint ventures	1,706	2,227	3,641	4,740
Net income	25,300	20,819	50,160	42,281
Noncontrolling interests in Operating Partnership	(1,098)	(914)	(2,169)	(1,858)
Noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	24,202	19,905	47,743	40,423
Allocation of earnings to participating securities	(257)	(222)	(456)	(437)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$23,945	$19,683	$47,287	$39,986

Basic earnings per common share:
Net income	$0.23	$0.19	$0.45	$0.39

Diluted earnings per common share:
Net income	$0.23	$0.19	$0.45	$0.38
(1)The six months ended June 30, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure. The three and six months ended June 30, 2022 includes $2.4 million of executive severance costs.
(2)The three and six months ended June 30, 2022 includes a $2.4 million gain on the sale of the corporate aircraft.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Rental property:
Land	$275,081	$275,079
Buildings, improvements and fixtures	2,564,722	2,553,452
Construction in progress	88,788	27,340
	2,928,591	2,855,871
Accumulated depreciation	(1,271,635)	(1,224,962)
Total rental property, net	1,656,956	1,630,909
Cash and cash equivalents	213,002	212,124
Short-term investments	15,370	52,450
Investments in unconsolidated joint ventures	74,460	73,809
Deferred lease costs and other intangibles, net	55,588	58,574
Operating lease right-of-use assets	78,025	78,636
Prepaids and other assets	102,547	111,163
Total assets	$2,195,948	$2,217,665

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,038,915	$1,037,998
Unsecured term loan, net	321,947	321,525
Mortgages payable, net	66,529	68,971
Unsecured lines of credit	—	—
Total debt	1,427,391	1,428,494
Accounts payable and accrued expenses	91,897	104,741
Operating lease liabilities	86,929	87,528
Other liabilities	81,988	82,968
Total liabilities	1,688,205	1,703,731
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 105,185,781 and 104,497,920 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,052	1,045
Paid in capital	986,472	987,192
Accumulated distributions in excess of net income	(488,273)	(485,557)
Accumulated other comprehensive loss	(13,342)	(11,037)
Equity attributable to Tanger Factory Outlet Centers, Inc.	485,909	491,643
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,834	22,291
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	507,743	513,934
Total liabilities and equity	$2,195,948	$2,217,665

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	June 30,
	2023	2022
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,349	11,454
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	—

Total Owned and/or Managed Properties (1)	13,919	13,567
Total Owned Properties including pro rata share of unconsolidated JVs (1)	12,405	12,511

Outlet Centers in Operation at End of Period:
Consolidated	29	30
Unconsolidated	6	6
Managed	1	—
Total Owned and/or Managed Properties (2)	36	36

Ending Occupancy:
Consolidated	97.1%	94.8%
Unconsolidated	97.7%	96.0%
Total Owned Properties including pro rata share of unconsolidated JVs	97.2%	94.9%

Total U.S. States Operated in at End of Period (3)	20	20
(1)Amounts may not recalculate due to the effect of rounding.
(2)The Company also has one center under development in Nashville, TN.
(3)The Company also has an ownership interest in two centers located in Ontario, Canada.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	24,952	25,615	50,124	51,276
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,615	2,791	5,285	5,545
FFO	52,867	49,225	105,569	99,102
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Allocation of earnings to participating securities	(485)	(424)	(909)	(858)
FFO available to common shareholders (2)	$52,382	$48,801	$104,412	$98,244
As further adjusted for:
Compensation-related adjustments (3)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (4)	—	(2,418)	—	(2,418)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	6	—
Core FFO available to common shareholders (2)	$52,382	$48,830	$103,612	$98,273
FFO available to common shareholders per share - diluted (2)	$0.47	$0.45	$0.95	$0.90
Core FFO available to common shareholders per share - diluted (2)	$0.47	$0.45	$0.94	$0.90

Weighted Average Shares:
Basic weighted average common shares	104,367	103,630	104,228	103,607
Effect of notional units	722	421	668	413
Effect of outstanding options	773	703	758	720
Diluted weighted average common shares (for earnings per share computations)	105,862	104,754	105,654	104,740
Exchangeable operating partnership units	4,738	4,762	4,738	4,762
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	110,600	109,516	110,392	109,502
(1)Refer to Non-GAAP Definitions beginning on page xv for definitions of the non-GAAP supplemental measures used in this release.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(4)Represents gain on sale of the corporate aircraft.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
FFO available to common shareholders	$52,382	$48,801	$104,412	$98,244
Adjusted for:
Corporate depreciation excluded above	437	605	1,158	1,187
Amortization of finance costs	791	782	1,599	1,541
Amortization of net debt discount	152	124	296	241
Amortization of equity-based compensation	3,382	4,251	5,653	6,959
Straight-line rent adjustments	321	(302)	1,001	1,035
Market rent adjustments	155	138	288	314
Second generation tenant allowances and lease incentives	(2,299)	(1,908)	(4,329)	(3,160)
Capital improvements	(3,160)	(5,216)	(9,500)	(6,625)
Adjustments from unconsolidated joint ventures	(58)	(265)	(105)	(38)
FAD available to common shareholders (2)	$52,103	$47,010	$100,473	$99,698
Dividends per share	$0.2450	$0.2000	$0.4650	$0.3825
FFO payout ratio	52%	44%	49%	43%
FAD payout ratio	52%	47%	51%	42%
Diluted weighted average common shares (2)	110,600	109,516	110,392	109,502
(1)Refer to page ix for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

x

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,706)	(2,227)	(3,641)	(4,740)
Interest expense	11,966	11,576	24,309	23,210
Other income	(2,324)	(2,576)	(5,124)	(2,759)
Depreciation and amortization	25,389	26,220	51,282	52,463
Other non-property (income) expenses	(973)	63	(1,021)	234
Corporate general and administrative expenses	18,298	19,328	35,724	34,813
Non-cash adjustments (1)	481	(157)	1,301	1,363
Lease termination fees	(1)	(35)	(7)	(2,631)
Portfolio NOI - Consolidated	76,430	73,011	152,983	144,234
Non-same center NOI - Consolidated	(106)	(214)	40	(470)
Same Center NOI - Consolidated (2)	$76,324	$72,797	$153,023	$143,764

Portfolio NOI - Consolidated	$76,430	$73,011	$152,983	$144,234
Pro rata share of unconsolidated joint ventures	6,657	6,744	13,531	13,555
Portfolio NOI - Total portfolio at pro rata share	83,087	79,755	166,514	157,789
Non-same center NOI - Total portfolio at pro rata share	(106)	(214)	40	(470)
Same Center NOI - Total portfolio at pro rata share (2)	$82,981	$79,541	$166,554	$157,319
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Blowing Rock	December 2022	Consolidated

Below are reconciliations of Net Income to Adjusted EBITDA:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Interest expense, net	9,522	11,430	19,301	22,963
Income tax expense (benefit)	164	129	(36)	152
Depreciation and amortization	25,389	26,220	51,282	52,463
Compensation-related adjustments (1)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)	—	(2,418)
Adjusted EBITDA	$60,375	$58,627	$119,901	$117,888

	Twelve months ended
	June 30,	December 31,
	2023	2022
Net income	$93,710	$85,831
Adjusted to exclude:
Interest expense, net	39,710	43,372
Income tax expense (benefit)	(50)	138
Depreciation and amortization	110,723	111,904
Gain on sale of assets	(3,156)	(3,156)
Compensation-related adjustments (1)	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)
Loss on early extinguishment of debt	222	222
Adjusted EBITDA	$240,353	$238,340
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(2)Represents gain on sale of the corporate aircraft.

Below are reconciliations of Net Income to EBITDAre and Adjusted EBITDAre:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Interest expense, net	9,522	11,430	19,301	22,963
Income tax expense (benefit)	164	129	(36)	152
Depreciation and amortization	25,389	26,220	51,282	52,463
Pro rata share of interest expense, net - unconsolidated joint ventures	2,195	1,577	4,326	3,034
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,615	2,791	5,285	5,545
EBITDAre	$65,185	$62,966	$130,318	$126,438
Compensation-related adjustments (1)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)	—	(2,418)
Adjusted EBITDAre	$65,185	$62,995	$129,512	$126,467

	Twelve months ended
	June 30,	December 31,
	2023	2022
Net income	$93,710	$85,831
Adjusted to exclude:
Interest expense, net	39,710	43,372
Income tax expense (benefit)	(50)	138
Depreciation and amortization	110,723	111,904
Gain on sale of assets	(3,156)	(3,156)
Pro rata share of interest expense, net - unconsolidated joint ventures	8,264	6,972
Pro rata share of depreciation and amortization - unconsolidated joint ventures	10,758	11,018
EBITDAre	$259,959	$256,079
Compensation-related adjustments (1)	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)
Loss on early extinguishment of debt	222	222
Adjusted EBITDAre	$259,375	$256,330
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(2) Represents gain on sale of the corporate aircraft.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	June 30, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,427,391	$160,540	$1,587,931
Less:
Cash and cash equivalents	(213,002)	(5,403)	(218,405)
Short-term investments (1)	(15,370)	—	(15,370)
Total cash and cash equivalents and short-term investments	(228,372)	(5,403)	(233,775)
Net debt	$1,199,019	$155,137	$1,354,156

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less:
Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Short-term investments (1)	(52,450)	—	(52,450)
Total cash and cash equivalents and short-term investments	(264,574)	(8,686)	(273,260)
Net debt	$1,163,920	$155,819	$1,319,739
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Notice
For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

This supplement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future financial results and assumptions underlying that guidance.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Summary Operating Metrics

	June 30,
	2023	2022
Outlet Centers in Operation at End of Period:
Consolidated	29	30
Unconsolidated	6	6
Managed	1	—
Total Owned and/or Managed Properties (1)	36	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,349	11,454
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	—

Total Owned and/or Managed Properties (2)	13,919	13,567
Total Owned Properties including pro rata share of unconsolidated JVs (2)	12,405	12,511

Ending Occupancy:
Consolidated	97.1%	94.8%
Unconsolidated	97.7%	96.0%
Total Owned Properties including pro rata share of unconsolidated JVs	97.2%	94.9%

Average Tenant Sales Per Square Foot (3) :
Consolidated	$441	$448
Unconsolidated	$462	$461
Total Owned Properties including pro rata share of unconsolidated JVs	$443	$449

Occupancy Cost Ratio (4)	9.0%	8.5%
(1)The Company also has one center under development in Nashville, TN.
(2)Amounts may not recalculate due to the effect of rounding.
(3)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(4)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Geographic Diversification
As of June 30, 2023

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,606,670	14%
New York	2	1,468,428	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,762	9%
Texas	2	823,650	7%
Michigan	2	671,571	6%
Alabama	1	554,736	5%
Delaware	1	547,939	5%
New Jersey	1	484,748	4%
Tennessee	1	449,968	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
North Carolina	1	319,762	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,558	2%
Total Consolidated Properties	29	11,348,772	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,726	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,928
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,464

Managed Property
	# of Centers	GLA
Palm Beach, FL	1	457,326

Total Owned and/or Managed Properties	36	13,919,026

Total Owned Properties including pro rata share of unconsolidated JVs	35	12,405,236

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 06/30/23	% Occupied 06/30/23	% Occupied 03/31/23	% Occupied 06/30/22
Deer Park, NY	739,148	100.0%	100.0%	95.6%
Riverhead, NY	729,280	95.1%	93.1%	91.8%
Foley, AL	554,736	98.7%	96.2%	92.3%
Rehoboth Beach, DE	547,939	96.5%	96.4%	94.1%
Atlantic City, NJ	484,748	88.3%	89.0%	78.6%
San Marcos, TX	471,816	99.8%	95.2%	96.1%
Sevierville, TN	449,968	99.6%	100.0%	100.0%
Savannah, GA	429,089	98.4%	99.5%	99.5%
Myrtle Beach Hwy 501, SC	426,523	98.9%	99.3%	95.8%
Glendale, AZ (Westgate)	410,753	98.9%	99.1%	99.1%
Myrtle Beach Hwy 17, SC	404,710	100.0%	98.6%	100.0%
Charleston, SC	386,328	99.4%	96.3%	100.0%
Lancaster, PA	376,203	100.0%	99.7%	100.0%
Pittsburgh, PA	373,863	97.4%	96.7%	95.9%
Commerce, GA	371,408	100.0%	100.0%	99.5%
Grand Rapids, MI	357,133	92.8%	89.0%	88.7%
Fort Worth, TX	351,834	98.5%	94.5%	95.0%
Daytona Beach, FL	351,691	100.0%	99.0%	99.4%
Branson, MO	329,861	100.0%	100.0%	98.5%
Southaven, MS	324,801	99.4%	100.0%	98.8%
Locust Grove, GA	321,082	97.9%	97.4%	99.3%
Gonzales, LA	321,066	99.1%	100.0%	95.4%
Mebane, NC	319,762	100.0%	99.6%	96.9%
Howell, MI	314,438	82.2%	78.5%	78.6%
Mashantucket, CT (Foxwoods)	311,229	87.8%	87.1%	79.5%
Tilton, NH	250,558	92.9%	94.2%	88.4%
Hershey, PA	249,696	95.2%	99.0%	97.6%
Hilton Head II, SC	207,422	98.7%	98.3%	97.1%
Hilton Head I, SC	181,687	97.1%	100.0%	99.4%
Blowing Rock, NC	N/A	N/A	N/A	100.0%
Total Consolidated	11,348,772	97.1%	96.4%	94.8%
Charlotte, NC	398,726	99.1%	99.1%	98.9%
Ottawa, ON	357,213	95.5%	96.7%	95.4%
Columbus, OH	355,245	100.0%	100.0%	96.0%
Texas City, TX (Galveston/Houston)	352,705	96.6%	96.6%	95.1%
National Harbor, MD	341,156	99.3%	99.8%	100.0%
Cookstown, ON	307,883	95.6%	94.2%	89.8%
Total Unconsolidated	2,112,928	97.7%	97.8%	96.0%
Tanger’s pro rata share of unconsolidated JVs	1,056,464	97.7%	97.8%	96.0%

Total Owned Properties including pro rata share of unconsolidated JVs	12,405,236	97.2%	96.5%	94.9%

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
93.2%
94.4%
95.3%
94.3%
94.9%
96.5%
97.0%
96.5%
97.2%
6/21
9/21
12/21
3/22
6/22
9/22
12/22
03/23
06/23
Period Ending

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Outlet Center Sales Per Square Foot Ranking as of June 30, 2023 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$602	99.0%	2,553	20%	29%
Centers 6 - 10			$486	99.5%	1,733	14%	16%
Centers 11 - 15			$444	96.7%	1,837	15%	14%
Centers 16 - 20			$386	97.8%	1,984	16%	16%
Centers 21 - 25			$344	96.3%	1,994	16%	11%
Centers 26 - 29			$297	91.1%	1,248	10%	6%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$602	99.0%	2,553	20%	29%
Centers 1 - 10			$552	99.2%	4,286	34%	45%
Centers 1 - 15			$520	98.4%	6,123	49%	59%
Centers 1 - 20			$486	98.3%	8,107	65%	75%
Centers 1 - 25			$458	97.9%	10,101	81%	86%
Centers 1 - 29			$441	97.1%	11,349	91%	92%

Unconsolidated Centers at Pro Rata Share (4)			$462	97.7%	1,056	9%	8%
Total Centers at Pro Rata Share (5)			$443	97.2%	12,405	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended June 30, 2023 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Lancaster, PA	Locust Grove, GA	Mebane, NC
	Centers 11 - 15:	Fort Worth, TX	Hershey, PA	Hilton Head I, SC	Riverhead, NY	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Pittsburgh, PA	San Marcos, TX	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Gonzales, LA	Hilton Head II, SC	Myrtle Beach Hwy 501, SC
	Centers 26 - 29:	Commerce, GA	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2023 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of June 30, 2023 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the three months ended June 30, 2023.

(4)	Includes outlet centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of June 30, 2023 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Gap, Banana Republic, Old Navy	99	954,909	7.7%	6.0%
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok, Vince, Volcom	104	566,253	4.6%	4.2%
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	86	431,932	3.5%	4.0%
Tapestry, Inc.	Coach, Kate Spade	59	260,601	2.1%	3.6%
Under Armour, Inc.	Under Armour, Under Armour Kids	34	278,004	2.2%	3.4%
PVH Corp.	Tommy Hilfiger, Calvin Klein	47	322,512	2.6%	3.3%
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie, Offline by Aerie	51	316,110	2.5%	3.2%
Nike, Inc.	Nike, Converse	39	415,394	3.3%	2.7%
Columbia Sportswear Company	Columbia Sportswear	28	194,900	1.6%	2.3%
Carter’s, Inc.	Carters, OshKosh B Gosh	47	185,314	1.5%	2.1%
Capri Holdings Limited	Michael Kors, Michael Kors Men	32	147,846	1.2%	2.1%
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault, Banter by Piercing Pagoda	58	118,028	1.0%	2.0%
Skechers USA, Inc.	Skechers	34	165,940	1.3%	1.9%
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	66	94,142	0.8%	1.9%
V. F. Corporation	Vans, The North Face, Timberland, Dickies, Work Authority	31	156,310	1.3%	1.8%
Express Inc.	Express Factory	28	182,195	1.5%	1.8%
Hanesbrands Inc.	Hanesbrands, Champion, Maidenform	35	167,329	1.3%	1.8%
Rack Room Shoes	Rack Room Shoes, Off Broadway Shoes	26	178,748	1.4%	1.8%
Levi Strauss & Co.	Levi's	33	124,534	1.0%	1.7%
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	36	379,054	3.1%	1.7%
H & M Hennes & Mauritz LP.	H&M	20	408,925	3.3%	1.6%
Adidas AG	Adidas	24	152,483	1.2%	1.6%
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	39	106,523	0.9%	1.6%
Caleres Inc.	Famous Footwear	31	163,737	1.3%	1.5%
Rue 21	Rue 21	20	117,359	0.9%	1.4%
Total of Top 25 tenants		1,107	6,589,082	53.1%	61.0%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, leases that have turned over but are not open, and temporary leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Lease Expirations as of June 30, 2023

Percentage of Total Gross Leasable Area (1) (2)

Percentage of Total Annualized Base Rent (1) (2)
(1)     Includes the Company’s pro rata share of unconsolidated joint ventures.
(2)     Excludes leases that have been entered into but which tenant has not yet taken possession, vacant space, leases that have turned over but are not open, and temporary leases.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Capital Expenditures for the Three Months Ended June 30, 2023 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$31,305	$—	$31,305
Other	3,884	—	3,884
Total new center developments and expansions	$35,189	$—	$35,189

Recurring capital expenditures:
Second generation tenant allowances	$2,187	$121	$2,308
Operational capital expenditures	1,809	228	2,037
Renovations	1,351	—	1,351
Total recurring capital expenditures	$5,347	$349	$5,696

Total additions to rental property-accrual basis	$40,536	$349	$40,885

Capital Expenditures for the Six Months Ended June 30, 2023 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$58,788	$—	$58,788
Other	4,298	—	4,298
Total new center developments and expansions	$63,086	$—	$63,086

Recurring capital expenditures:
Second generation tenant allowances	$4,217	$141	$4,358
Operational capital expenditures	7,950	438	8,388
Renovations	1,550	—	1,550
Total recurring capital expenditures	$13,717	$579	$14,296

Total additions to rental property-accrual basis	$76,803	$579	$77,382

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2023	439	1,854	$35.67	13.2%	$2.17	3.3
2022	285	1,505	$30.67	4.1%	$4.24	3.8

Re-tenanted space
2023	26	88	$48.00	30.9%	$40.73	7.5
2022	45	174	$37.25	10.2%	$31.77	8.4

Renewed space
2023	413	1,766	$35.06	12.1%	$0.26	3.1
2022	240	1,332	$29.82	3.2%	$0.65	3.2
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2023	513	2,112	$35.70	$5.93	3.6
2022	345	1,720	$31.44	$13.07	4.3
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

External Growth Pipeline Summary as of June 30, 2023

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions) (1)	Cost to Date (millions) (2)	Tanger Ownership Percentage	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (3)

New Developments:
Nashville, TN	October 2023	290	$143 - $147	$89.3	100%	$53.7 - $57.7	7.5% - 8.0%

The Company’s estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated future Tanger capital requirement and projected stabilized yield for new development are subject to adjustment prior to and during the development process. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company’s filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for a discussion of these risks.
(1)     Revised during the second quarter of 2023 from a previous estimate of $142 million to $150 million.
(2)     Includes land purchased for the Nashville center for approximately $8.8 million, which is included in Land on our Consolidated Balance Sheet.
(3)     Revised during the second quarter of 2023 from a previous projection of 7.0% to 7.5%.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Consolidated Balance Sheets (dollars in thousands)

	June 30,	December 31,
	2023	2022
Assets
Rental property:
Land	$275,081	$275,079
Buildings, improvements and fixtures	2,564,722	2,553,452
Construction in progress	88,788	27,340
	2,928,591	2,855,871
Accumulated depreciation	(1,271,635)	(1,224,962)
Total rental property, net	1,656,956	1,630,909
Cash and cash equivalents	213,002	212,124
Short-term investments	15,370	52,450
Investments in unconsolidated joint ventures	74,460	73,809
Deferred lease costs and other intangibles, net	55,588	58,574
Operating lease right-of-use assets	78,025	78,636
Prepaids and other assets	102,547	111,163
Total assets	$2,195,948	$2,217,665

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,038,915	$1,037,998
Unsecured term loan, net	321,947	321,525
Mortgages payable, net	66,529	68,971
Unsecured lines of credit	—	—
Total debt	1,427,391	1,428,494
Accounts payable and accrued expenses	91,897	104,741
Operating lease liabilities	86,929	87,528
Other liabilities	81,988	82,968
Total liabilities	1,688,205	1,703,731
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 105,185,781 and 104,497,920 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,052	1,045
Paid in capital	986,472	987,192
Accumulated distributions in excess of net income	(488,273)	(485,557)
Accumulated other comprehensive loss	(13,342)	(11,037)
Equity attributable to Tanger Factory Outlet Centers, Inc.	485,909	491,643
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,834	22,291
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	507,743	513,934
Total liabilities and equity	$2,195,948	$2,217,665

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$104,588	$101,409	$208,170	$206,018
Management, leasing and other services	2,122	1,436	4,036	2,963
Other revenues	3,931	2,993	7,378	5,725
Total revenues	110,641	105,838	219,584	214,706
Expenses:
Property operating	33,712	32,697	66,860	69,455
General and administrative (1)	18,304	19,329	35,738	34,796
Depreciation and amortization	25,389	26,220	51,282	52,463
Total expenses	77,405	78,246	153,880	156,714
Other income (expense):
Interest expense	(11,966)	(11,576)	(24,309)	(23,210)
Other income (expense) (2)	2,324	2,576	5,124	2,759
Total other income (expense)	(9,642)	(9,000)	(19,185)	(20,451)
Income before equity in earnings of unconsolidated joint ventures	23,594	18,592	46,519	37,541
Equity in earnings of unconsolidated joint ventures	1,706	2,227	3,641	4,740
Net income	25,300	20,819	50,160	42,281
Noncontrolling interests in Operating Partnership	(1,098)	(914)	(2,169)	(1,858)
Noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	24,202	19,905	47,743	40,423
Allocation of earnings to participating securities	(257)	(222)	(456)	(437)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$23,945	$19,683	$47,287	$39,986

Basic earnings per common share:
Net income	$0.23	$0.19	$0.45	$0.39

Diluted earnings per common share:
Net income	$0.23	$0.19	$0.45	$0.38
(1)The six months ended June 30, 2023 includes the reversal of $0.8 million of previously expensed compensation related to a voluntary executive departure. The three and six months ended June 30, 2022 includes $2.4 million of executive severance costs.
(2)The three and six months ended June 30, 2022 includes a $2.4 million gain on the sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Rental revenues:
Base rentals	$73,077	$71,753	$145,108	$142,420
Percentage rentals	3,404	3,841	6,875	7,512
Tenant expense reimbursements	29,551	25,458	58,479	53,155
Lease termination fees	1	35	7	2,631
Market rent adjustments	(62)	(45)	(103)	(128)
Straight-line rent adjustments	(321)	302	(1,001)	(1,035)
Uncollectible tenant revenues	(1,062)	65	(1,195)	1,463
Rental revenues	$104,588	$101,409	$208,170	$206,018

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Unconsolidated Joint Venture Information

The following table details certain information as of June 30, 2023, except for Net Operating Income (“NOI”) which is for the six months ended June 30, 2023, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (1)
Charlotte	Charlotte, NC	50.0%	398,726	$31.5	$3.6	$49.9
Columbus	Columbus, OH	50.0%	355,245	33.1	2.4	35.1
Galveston/Houston	Texas City, TX	50.0%	352,705	16.1	2.2	28.5
National Harbor	National Harbor, MD	50.0%	341,156	33.4	2.8	47.0
RioCan Canada (2)	Various	50.0%	665,096	74.5	2.5	—
Total			2,112,928	$188.6	$13.5	$160.5
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,213 square foot outlet center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Debt Outstanding Summary
As of June 30, 2023
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	End of Period Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$—	$—	Adj. SOFR + 1.00%	6.2%	7/14/2026	3.0
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	3.2
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	4.0
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	8.2
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 0.95%	1.8%	1/13/2028	4.5
Net debt discounts and debt origination costs	(14,138)	(14,138)
Total net unsecured debt	1,360,862	1,360,862		3.0%		5.1
Secured mortgage debt:
Atlantic City, NJ	14,765	14,765	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	2.7
Southaven, MS	51,700	51,700	Adj. SOFR + 2.00%	7.2%	10/12/2027	4.3
Debt premium and debt origination costs	64	64
Total net secured mortgage debt	66,529	66,529		6.7%		3.9
Total consolidated debt	1,427,391	1,427,391		3.2%		5.1
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	5.0
Columbus	71,000	35,500	6.252%	6.3%	10/1/2032	9.3
Galveston/Houston (6)	58,000	29,000	Daily SOFR + 3.00%	7.7%	6/16/2028	5.0
National Harbor	94,384	47,192	4.63%	4.6%	1/5/2030	6.5
Debt origination costs	(2,304)	(1,152)
Total unconsolidated JV net debt	321,080	160,540		5.4%		6.4
Total	$1,748,471	$1,587,931		3.4%		5.2
(1)Adjusted SOFR represents the Secured Overnight Financing Rate plus a 10-basis point credit adjustment spread.
(2)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line. As a result of a credit rating update, in June 2023, the applicable pricing margin on the unsecured lines of credit was reduced by 20 basis points as well as a 5 basis point reduction in the facility fee.
(5)As of June 30, 2023, $300 million of the outstanding balance is fixed with interest rate swaps, as summarized on the following page. As a result of a credit rating update, in June 2023, the applicable pricing margin on the unsecured term loan was reduced by 25 basis points.
(6)In June 2023, the Company refinanced the mortgage at its Texas City, TX (Galveston/Houston) joint venture. The new loan amount is $58.0 million, a reduction of $6.5 million from the previous $64.5 million loan, and has an initial maturity date of June 2026 with two one-year extension options available if certain metrics are achieved. The loan is subject to an interest rate of Daily SOFR plus 300 basis points, and the joint venture placed an interest rate swap on half of the outstanding principal that fixes Daily SOFR at 4.44% until December 2025.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of June 30, 2023
(dollars in thousands)

Debt	Total Debt %	Pro Rata Share	End of Period Effective Interest Rate	Average Years to Maturity (1)
Consolidated:
Fixed (2)	95%	$1,351,255	3.0%	5.1
Variable	5%	76,136	6.8%	4.4
	100%	$1,427,391	3.2%	5.1
Unconsolidated Joint Ventures:
Fixed	91%	$146,282	5.2%	6.5
Variable	9%	14,258	8.1%	5.0
	100%	$160,540	5.4%	6.4
Total:
Fixed	94%	$1,497,537	3.2%	5.3
Variable	6%	90,394	7.0%	4.5
Total share of debt	100%	$1,587,931	3.4%	5.2

Cash and Cash Equivalents and Short-Term Investments		Pro Rata Share
Consolidated:
Cash and cash equivalents		$213,002
Short-term investments (3)		15,370
		$228,372
Unconsolidated Joint ventures:
Cash and cash equivalents		$5,403
		$5,403
Total:
Cash and cash equivalents		$218,405
Short-term investments (3)		15,370
Total share of Cash and Cash Equivalents and Short-Term Investments		$233,775

Net Debt		Pro Rata Share
Total share of Net Debt (4)		$1,354,156
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that currently fix the base Adjusted SOFR rate at a weighted average of 0.5% on notional amounts aggregating $300 million. Additional details on the Company’s interest rate strategy are as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate
Interest rate swaps:
Current	February 1, 2024	$300,000	Adjusted SOFR	0.5%
February 1, 2024	February 1, 2026	$60,000	Adjusted SOFR	3.4%
February 1, 2024	August 1, 2026	$40,000	Adjusted SOFR	3.2%
February 1, 2024	January 1, 2027	$25,000	Adjusted SOFR	3.8%
(3)    Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(4)    Net debt is a non-GAAP measure. Refer to page 26 for a reconciliation of total debt to net debt.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Future Scheduled Principal Payments (dollars in thousands) (1)
As of June 30, 2023

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2023	$2,429	$723	$3,152
2024	5,130	1,636	6,766
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	351,700	1,869	353,569
2028	325,000	75,944	400,944
2029	—	984	984
2030	—	41,538	41,538
2031	400,000	—	400,000
2032 & thereafter	—	35,500	35,500
Total principal outstanding	$1,441,465	$161,692	$1,603,157
Net debt discounts and debt origination costs	(14,074)	(1,152)	(15,226)
Total debt outstanding	$1,427,391	$160,540	$1,587,931
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of June 30, 2023

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	40%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	242%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.7	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of June 30, 2023

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	38%
Secured Indebtedness to Adjusted Unencumbered Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.4	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	34%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.7	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - June 30, 2023
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	105,186			105,186
Exchangeable operating partnership units	4,738			4,738
Total shares (1)	109,924			109,924
Common share price at June 30, 2023	$22.07			$22.07
Total market value (1)	$2,426,017			$2,426,017

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans	325,000		—	325,000
Mortgages payable	66,465		161,692	228,157
Unsecured lines of credit	—		—	—
Total principal debt	1,441,465		161,692	1,603,157
Less: Net debt discounts	(5,699)		—	(5,699)
Less: Debt origination costs	(8,375)		(1,152)	(9,527)
Total debt	1,427,391		160,540	1,587,931
Less: Cash and cash equivalents	(213,002)		(5,403)	(218,405)
Less: Short-term investments (2)	(15,370)		—	(15,370)
Net debt	1,199,019		155,137	1,354,156
Total enterprise value	$3,625,036		$155,137	$3,780,173

Liquidity:
Cash and cash equivalents	$213,002		$5,403	$218,405
Short-term investments (2)	15,370		—	15,370
Unused capacity under unsecured lines of credit	520,000		—	520,000
Total liquidity	$748,372		$5,403	$753,775

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	5.0	x		5.2	x
Interest coverage ratio (5)(6)	5.0	x		4.6	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to page 24 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 26 for a reconciliation of total debt to net debt.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Fitch	BBB	Stable	May 25, 2023
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	24,952	25,615	50,124	51,276
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,615	2,791	5,285	5,545
FFO	52,867	49,225	105,569	99,102
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(248)	—
Allocation of earnings to participating securities	(485)	(424)	(909)	(858)
FFO available to common shareholders (2)	$52,382	$48,801	$104,412	$98,244
As further adjusted for:
Compensation-related adjustments (3)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (4)	—	(2,418)	—	(2,418)
Impact of above adjustments to the allocation of earnings to participating securities	—	—	6	—
Core FFO available to common shareholders (2)	$52,382	$48,830	$103,612	$98,273
FFO available to common shareholders per share - diluted (2)	$0.47	$0.45	$0.95	$0.90
Core FFO available to common shareholders per share - diluted (2)	$0.47	$0.45	$0.94	$0.90

Weighted Average Shares:
Basic weighted average common shares	104,367	103,630	104,228	103,607
Effect of notional units	722	421	668	413
Effect of outstanding options	773	703	758	720
Diluted weighted average common shares (for earnings per share computations)	105,862	104,754	105,654	104,740
Exchangeable operating partnership units	4,738	4,762	4,738	4,762
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	110,600	109,516	110,392	109,502
(1)Refer to Non-GAAP Definitions beginning on page 30 for definitions of the non-GAAP supplemental measures used in this report.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(4)Represents gain on sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
FFO available to common shareholders	$52,382	$48,801	$104,412	$98,244
Adjusted for:
Corporate depreciation excluded above	437	605	1,158	1,187
Amortization of finance costs	791	782	1,599	1,541
Amortization of net debt discount	152	124	296	241
Amortization of equity-based compensation	3,382	4,251	5,653	6,959
Straight-line rent adjustments	321	(302)	1,001	1,035
Market rent adjustments	155	138	288	314
Second generation tenant allowances and lease incentives	(2,299)	(1,908)	(4,329)	(3,160)
Capital improvements	(3,160)	(5,216)	(9,500)	(6,625)
Adjustments from unconsolidated joint ventures	(58)	(265)	(105)	(38)
FAD available to common shareholders (2)	$52,103	$47,010	$100,473	$99,698
Dividends per share	$0.2450	$0.2000	$0.4650	$0.3825
FFO payout ratio	52%	44%	49%	43%
FAD payout ratio	52%	47%	51%	42%
Diluted weighted average common shares (2)	110,600	109,516	110,392	109,502
(1)Refer to page 20 for a reconciliation of net income to FFO available to common shareholders.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,706)	(2,227)	(3,641)	(4,740)
Interest expense	11,966	11,576	24,309	23,210
Other income	(2,324)	(2,576)	(5,124)	(2,759)
Depreciation and amortization	25,389	26,220	51,282	52,463
Other non-property (income) expenses	(973)	63	(1,021)	234
Corporate general and administrative expenses	18,298	19,328	35,724	34,813
Non-cash adjustments (1)	481	(157)	1,301	1,363
Lease termination fees	(1)	(35)	(7)	(2,631)
Portfolio NOI - Consolidated	76,430	73,011	152,983	144,234
Non-same center NOI - Consolidated	(106)	(214)	40	(470)
Same Center NOI - Consolidated (2)	$76,324	$72,797	$153,023	$143,764

Portfolio NOI - Consolidated	$76,430	$73,011	$152,983	$144,234
Pro rata share of unconsolidated joint ventures	6,657	6,744	13,531	13,555
Portfolio NOI - Total portfolio at pro rata share	83,087	79,755	166,514	157,789
Non-same center NOI - Total portfolio at pro rata share	(106)	(214)	40	(470)
Same Center NOI - Total portfolio at pro rata share (2)	$82,981	$79,541	$166,554	$157,319
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Blowing Rock	December 2022	Consolidated

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2023	2022	Change	2023	2022	Change
Same Center Revenues:
Base rentals	$79,620	$77,805	2.3%	$158,124	$154,416	2.4%
Percentage rentals	3,968	4,510	-12.0%	8,194	8,879	-7.7%
Tenant expense reimbursement	33,271	28,861	15.3%	65,871	59,885	10.0%
Uncollectible tenant revenues	(1,263)	109	NM	(1,245)	1,722	NM
Rental revenues	115,596	111,285	3.9%	230,944	224,902	2.7%
Other revenues	4,146	3,393	22.2%	7,951	6,429	23.7%
Total same center revenues	119,742	114,678	4.4%	238,895	231,331	3.3%
Same Center Expenses:
Property operating	36,731	35,109	4.6%	72,234	73,930	-2.3%
General and administrative	30	28	7.1%	107	82	30.5%
Total same center expenses	36,761	35,137	4.6%	72,341	74,012	-2.3%
Same Center NOI - Total portfolio at pro rata share	$82,981	$79,541	4.3%	$166,554	$157,319	5.9%
NM – Not meaningful

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Interest expense, net	9,522	11,430	19,301	22,963
Income tax expense (benefit)	164	129	(36)	152
Depreciation and amortization	25,389	26,220	51,282	52,463
Compensation-related adjustments (1)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)	—	(2,418)
Adjusted EBITDA	$60,375	$58,627	$119,901	$117,888

	Twelve months ended
	June 30,	December 31,
	2023	2022
Net income	$93,710	$85,831
Adjusted to exclude:
Interest expense, net	39,710	43,372
Income tax expense (benefit)	(50)	138
Depreciation and amortization	110,723	111,904
Gain on sale of assets	(3,156)	(3,156)
Compensation-related adjustments (1)	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)
Loss on early extinguishment of debt	222	222
Adjusted EBITDA	$240,353	$238,340
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(2)Represents gain on sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$25,300	$20,819	$50,160	$42,281
Adjusted to exclude:
Interest expense, net	9,522	11,430	19,301	22,963
Income tax expense (benefit)	164	129	(36)	152
Depreciation and amortization	25,389	26,220	51,282	52,463
Pro rata share of interest expense, net - unconsolidated joint ventures	2,195	1,577	4,326	3,034
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,615	2,791	5,285	5,545
EBITDAre	$65,185	$62,966	$130,318	$126,438
Compensation-related adjustments (1)	—	2,447	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)	—	(2,418)
Adjusted EBITDAre	$65,185	$62,995	$129,512	$126,467

	Twelve months ended
	June 30,	December 31,
	2023	2022
Net income	$93,710	$85,831
Adjusted to exclude:
Interest expense, net	39,710	43,372
Income tax expense (benefit)	(50)	138
Depreciation and amortization	110,723	111,904
Gain on sale of assets	(3,156)	(3,156)
Pro-rata share of interest expense, net - unconsolidated joint ventures	8,264	6,972
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	10,758	11,018
EBITDAre	$259,959	$256,079
Compensation-related adjustments (1)	(806)	2,447
Gain on sale of non-real estate asset (2)	—	(2,418)
Loss on early extinguishment of debt	222	222
Adjusted EBITDAre	$259,375	$256,330
(1)For the 2023 period, represents the reversal of previously expensed compensation related to a voluntary executive departure. For the 2022 periods, represents executive severance costs.
(2)Represents gain on sale of the corporate aircraft.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	June 30, 2023
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,427,391	$160,540	$1,587,931
Less:
Cash and cash equivalents	(213,002)	(5,403)	(218,405)
Short-term investments (1)	(15,370)	—	(15,370)
Total cash and cash equivalents and short-term investments	(228,372)	(5,403)	(233,775)
Net debt	$1,199,019	$155,137	$1,354,156

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less:
Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Short-term investments (1)	(52,450)	—	(52,450)
Total cash and cash equivalents and short-term investments	(264,574)	(8,686)	(273,260)
Net debt	$1,163,920	$155,819	$1,319,739
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Non-GAAP Pro Rata Balance Sheet Information as of June 30, 2023 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,324
Buildings, improvements and fixtures	231,687
Construction in progress	221
273,232
Accumulated depreciation	(96,898)
Total rental property, net	176,334
Cash and cash equivalents	5,403
Deferred lease costs and other intangibles, net	1,306
Prepaids and other assets	5,539
Total assets	$188,582
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$160,540
Accounts payable and accruals	6,583
Total liabilities	167,123
Owners’ Equity	21,459
Total liabilities and owners’ equity	$188,582
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.1 million as of June 30, 2023 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Non-GAAP Pro Rata Statement of Operations Information for the six months ended June 30, 2023 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$21,403
Other revenues	—	562
Total revenues	—	21,965
Expense:
Property operating	—	8,628
General and administrative	—	94
Depreciation and amortization	—	5,285
Total expenses	—	14,007
Other income (expense):
Interest expense	—	(4,460)
Other income (expenses)	(248)	143
Total other income (expense)	(248)	(4,317)
Net income	($248)	$3,641

The table below provides details of the components included in our share of rental revenues for the six months ended June 30, 2023 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$13,017
Percentage rentals	—	1,319
Tenant expense reimbursements	—	7,392
Lease termination fees	—	68
Market rent adjustments	—	—
Straight-line rent adjustments	—	(352)
Uncollectible tenant revenues	—	(41)
Rental revenues	$—	$21,403

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Guidance for 2023

Based on the Company’s better-than-anticipated performance in the second quarter and its outlook for the remainder of 2023, management is increasing its full-year 2023 guidance with its current expectations for net income, FFO and Core FFO per share for 2023 as follows:

For the year ending December 31, 2023:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Estimated diluted net income per share	$0.90	$0.97	$0.89	$0.97
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	0.96	0.96	0.94	0.94
Estimated diluted FFO per share	$1.86	$1.93	$1.83	$1.91
Reversal of previously expensed compensation related to executive departure (1)	(0.01)	(0.01)	(0.01)	(0.01)
Estimated diluted Core FFO per share	$1.85	$1.92	$1.82	$1.90
(1) During the first quarter of 2023, the Company reversed $0.8 million of previously expensed compensation related to a voluntary executive departure.

Tanger’s estimates reflect the following key assumptions (dollars and shares in millions):

For the year ending December 31, 2023:	Revised		Previous
	Low Range	High Range	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	3.50%	5.00%	2.75%	4.75%
General and administrative expense, excluding executive departure adjustments (1)	$73	$76	$73	$76
Interest expense	$47	$49	$47	$49
Other income (expense) (2)	$7	$9	$5	$7
Annual recurring capital expenditures, renovations and second generation tenant allowances	$45	$55	$50	$60
(1)     During the first quarter of 2023, the Company reversed $0.8 million of previously expensed compensation related to a voluntary executive departure.
(2)     Includes interest income.

Weighted average diluted common shares are expected to be approximately 106 million for earnings per share and 111 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table above, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation-related adjustments, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023

Investor Information
Tanger® Outlets welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tanger.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended June 30, 2023